UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : February 6, 2009
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4102
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2009, a subsidiary of EchoStar Corporation (“EchoStar”) entered into an amendment (the “Amendment”) to the set-top box pricing agreement entered into on March 11, 2008 (the “Pricing Agreement”) with Bell ExpressVu Inc., in its capacity as General Partner of Limited Partnership (“Bell ExpressVu”), Bell Distribution Inc. and Bell Canada. Under the Amendment, the parties amended the Pricing Agreement to, among other things, provide current pricing on set-top boxes and related equipment that reflects a decrease from prices that Bell ExpressVu currently pays and to make EchoStar the exclusive provider of set-top boxes to Bell ExpressVu through December 31, 2011, subject to certain limited exceptions and the terms and conditions of the Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: February 12, 2009	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary